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                                                                 Exhibit 23.1


                                CONSENT OF
                        INDEPENDENT PUBLIC ACCOUNTANT



We consent to the use in the Form SB-2/A of Interactive Telesis, Inc. and Subsidiaries of our report dated September 19, 2000 relating to the consolidated financial statements of Interactive Telesis, Inc. and Subsidiaries, and to the reference to us under the heading "Experts" in such registration statement.

San Diego, California                              PANNELL KERR FORSTER
May 1, 2001                                        Certified Public Accountants
                                                   A Professional Corporation